Exhibit 10.1

PUT OPTION AGREEMENT

This PUT OPTION AGREEMENT (this “Agreement”), is entered into as of May 6, 2011, by and between OROGRANDE IRON ORE COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Florida (together with its successors and permitted assigns, “OroGrande”), and IMG IRON ORE TRADING S.A., a sociedad anónima incorporated under the laws of the British Virgin Islands (together with its successors and permitted assigns, “IMG”, and together with OroGrande, the “Parties” and each a “Party”).

WHEREAS, OroGrande, as buyer, and Gulf Coast Mining Group, LLC, a limited liability company organized and existing under the laws of the State of Nevada (“Gulf Coast”), as seller, have executed a Contract for Sale and Purchase of Iron Ore (Contract No. OG-2011), dated May 2, 2011 (the “Purchase and Sale Agreement”), pursuant to which Gulf Coast agreed to sell and OroGrande agreed to purchase certain amounts of iron ore, mined from those certain mining properties located in OroGrande, New Mexico named Iron Duke, Cinco de Mayo, Virginia and Barbara Loads (as further described therein, the “Iron Ore”), throughout a three-year term, pursuant to the terms and conditions therein contained;

WHEREAS, IMG desires to grant to OroGrande the right to sell the Iron Ore to IMG (the “Put Option”), and OroGrande wishes to accept the Put Option.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows.

1.  Put Option.  Upon the terms and subject to the conditions set forth in this Agreement, IMG hereby grants to OroGrande an irrevocable right to sell the Iron Ore to IMG.

2.  Exercise Price.  The exercise price for the sale of the Iron Ore pursuant to the Put Option shall be Forty United States Dollars (US$40.00) per dry metric ton, plus all direct costs and pass through commissions (the “Put Exercise Price”).

3.  Conditions and Procedure to Exercise Put Option.  OroGrande may exercise the Put Option at any time on or following the date hereof.  OroGrande shall, from time to time, exercise the Put Option by delivering a written notice (the “Put Notice”) to IMG setting forth its irrevocable election to exercise the Put Option, each Put Notice to include (i) the number of dry metric tons of Iron Ore to be delivered to IMG, (ii) the total price owed to OroGrande in consideration of the delivery of the Iron Ore, and (iii) the date upon which such delivery is to be made to IMG.  Upon receipt of the Put Notice, IMG shall, within three (3) business days, make payment of all amounts owed pursuant to this Agreement as specified in the Put Notice to OroGrande.  All deliveries of Iron Ore pursuant to this Agreement shall be made by OroGrande within ninety (90) days of OroGrande’s receipt of payment of all amounts owed, as specified in the Put Notice.  The delivery of the Iron Ore shall occur at a time and place reasonably acceptable to OroGrande and IMG.  Upon such date, OroGande shall deliver (i) the Iron Ore to IMG (or arrange for the delivery of the Iron Ore at a location reasonably acceptable to OroGrande and IMG) and (ii) a bill of sale and/or any other transfer documents of the Iron Ore showing that ownership thereof has been transferred to IMG, free and clear from any lien.

4.  Representations and Warranties.  Each Party hereby represents and warrants to the other Party:

a.  Due Organization and Power.  Each Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to carry on its business and operations as presently conducted.

b.  Authorizations.  Each Party has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein.  The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate, company or other action.  This Agreement constitutes, legal, valid and binding obligations of each Party, enforceable against the other Party in accordance with its terms.  All consents, waivers, approvals, authorizations, exemptions, registrations, filings, licenses or declarations required to be made or obtained by each Party in connection with the execution, delivery or enforceability of this Agreement or the consummation of any of the transactions described herein, have been duly made or obtained by each Party.

c.  No Conflicts.  Neither the execution nor delivery by each Party of this Agreement, nor the performance by each Party of its obligations hereunder, nor the consummation of the transactions contemplated herein, will conflict with or violate any provision of the organizational documents or any other document to which either Party is a party.  There is no proceeding pending or, to the knowledge either Party, threatened against either Party which questions the validity of, or the obligations of either Party under this Agreement, or which seeks to impede, enjoin or invalidate the transactions contemplated herein, in whole or in part.

5.  Event of Default.  In the event that a Party shall have defaulted or failed to comply with the due observance or performance of any term, covenant or agreement contained this Agreement, including, but not limited to, failure to deliver the Iron Ore or the payment for such Iron Ore pursuant to the terms and conditions herein contained, and such failure to comply shall continue uncured for fifteen (15) days, the Put Option shall be permitted to be terminated by the non-defaulting Party and the non-defaulting Party, by notice to the defaulting Party, may without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived, take any further action available at law or in equity against the defaulting Party.

6.  Notices.  All notices, requests, demands and other communications to any Party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to Parties at the address, facsimile number or email address of each set forth below or at such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to each other Party hereto.

If to OroGrande:

OroGrande Iron Ore Company, LLC
1314 E Las Olas Blvd, Suite 95
Fort Lauderdale, FL 33301
Telephone No.: (310) 880-8233
Facsimile No.: (310) 919-3116
Email: Garrett@Javalon.com
Attention: Garrett K. Krause

If to IMG:

IMG Iron Ore Trading, S.A.
295 Madison Avenue, 12th Floor
New York, NY  10019
Telephone No.: (646) 389-3070
Facsimile No.: (310) 919-3116
Email: Garrett@IronMG.com
Attention: Garrett K. Krause

If a communication is sent to either party, a copy (which shall not constitute notice) shall also be sent to:

Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, NJ 08830
Telephone: (732) 395-4400
Facsimile: (732) 395-4401
Email: sbrookman@lucbro.com
Attention: Seth A. Brookman, Esq.

Every notice or other communication shall, except so far as otherwise expressly provided by this Agreement, be deemed to have been received (provided that it is received prior to 2 p.m. local time; otherwise it shall be deemed to have been received on the next following banking day) (i) if given by facsimile or electronic transmission, on the date of dispatch thereof (provided further that if the date of dispatch is not a banking day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following banking day in such locality) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

7.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

8.  Entire Agreement.  This Agreement sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

9.  Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby as long as the remaining provisions do not fundamentally alter the relations among the parties hereto.

10.  Applicable Law. Venue.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

11.  Waiver of Jury Trial.  IT IS MUTUALLY AGREED BY AND AMONG THE PARTIES HERETO THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

12.  No Third Party Rights; Assignment.  This Agreement is intended to be solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any other person or entity.  All rights and obligations hereunder and under any agreements and documents executed and delivered in connection herewith shall not be assignable without the prior written consent of the other Party. Any assignment of rights or obligations in violation of this Section shall be null and void.

13.  Waivers and Amendments.  No modification of or amendment to this Agreement shall be valid unless evidenced in writing signed by the Parties hereto referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same.  Any waiver of any term or condition of this Agreement must be in writing signed by the Party sought to be charged with such waiver and referring specifically to the term or condition to be waived.  No such waiver shall be deemed to constitute the waiver of any breach of the same or of any other term or condition of this Agreement.

14.  Headings.  The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

15.  Specific Performance.  The Parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any Party, damages would not be an adequate remedy and the other Party shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the Parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

16.  Further Assurances.  Without limiting the generality of the foregoing, each Party to this Agreement agrees to take all necessary actions to ensure that the provisions of this Agreement are implemented.  At the reasonable request of any other Party hereto and without further consideration, each Party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

OROGRANDE IRON ORE COMPANY, LLC

By:	/s/ Garrett K. Krause
Name: Garrett K. Krause
Title: Manager

IMG IRON ORE TRADING, S.A.

By:	/s/ Garrett K. Krause
Name: Garrett K. Krause
Title: CEO / President